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Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
INTERACTIVE INTELLIGENCE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 10, 2002

To Our Shareholders:

        The Board of Directors joins me in extending to you a cordial invitation to attend the 2002 Annual Meeting of Shareholders of Interactive Intelligence, Inc. The meeting will be held at Embassy Suites North, 3912 Vincennes Road, Indianapolis, Indiana, at 4:00 p.m. local time on Tuesday, May 21, 2002.

        In addition to voting on the matters described in this Proxy Statement, we will review the Corporation's 2001 business results and discuss our plans for 2002 and beyond. There will be an opportunity to discuss matters of interest to you as a shareholder.

        We hope many Interactive Intelligence shareholders will find it convenient to be present at the meeting, and we look forward to greeting those personally able to attend. It is important that your shares be represented and voted whether or not you plan to be present. THEREFORE, REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE COMPLETE, SIGN, AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED. No postage is necessary if the envelope is mailed in the United States. The prompt return of your proxy will save the expense involved in further communications. Any shareholder attending the meeting may vote in person even if a proxy has been returned.

        We hope that you will be able to attend the meeting, and we look forward to seeing you.

Sincerely,

Donald E. Brown, M.D.
Chairman of the Board

INTERACTIVE INTELLIGENCE, INC.
8909 PURDUE ROAD, SUITE 300
INDIANAPOLIS, INDIANA 46268

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 21, 2002

To the Shareholders of
Interactive Intelligence, Inc.:

        Notice is hereby given that the Annual Meeting of Shareholders of Interactive Intelligence, Inc., an Indiana corporation (hereinafter the "Corporation"), will be held at Embassy Suites North, 3912 Vincennes Road, Indianapolis, Indiana, at 4:00 p.m. local time on Tuesday, May 21, 2002 for the following purposes:

  (1)
  To elect two Directors, each to hold office for a term of three years or until his successor is elected and has qualified; and

  (2)
  To transact any other business which may be properly brought before the meeting or any adjournment or postponement thereof.

        The above items of business are more fully described in the Proxy Statement accompanying this notice. Please read the Proxy Statement carefully.

        Only shareholders of record at the close of business on March 29, 2002 are entitled to notice of, and to vote at, the Annual Meeting or at any adjournments or postponements of the meeting. A list of the shareholders entitled to vote at the meeting will be available for inspection for a purpose germane to the meeting by any shareholder during usual business hours ten days prior to the meeting date at the principal offices of the Corporation located at 8909 Purdue Road, Suite 300, Indianapolis, Indiana 46268.

By order of the Board of Directors, Interactive Intelligence, Inc.

Keith A. Midkiff Corporate Secretary

Indianapolis, Indiana
April 10, 2002

        Your vote is important. Whether or not you expect to attend the meeting, please complete, sign, date, and return the enclosed proxy card in the enclosed postage-prepaid envelope in order to ensure your representation at the meeting. You can also vote your shares through the Internet or by telephone by following the instructions on the accompanying proxy card. You may revoke your proxy at any time prior to the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

INTERACTIVE INTELLIGENCE, INC.
8909 PURDUE ROAD, SUITE 300
INDIANAPOLIS, INDIANA

PROXY STATEMENT
SOLICITATION OF PROXIES
FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 21, 2002

        This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of the Corporation for use at the Annual Meeting of Shareholders to be held on May 21, 2002 for the purposes set forth in the foregoing Notice. This statement and the form of proxy are being first sent to security holders on or about April 10, 2002.

        The proxy card, in ballot form, has been prepared at the direction of the Board of Directors and is sent to you at its request. The proxies named therein have been designated by the Board of Directors.

        Shareholders who execute proxies retain the right to revoke them at any time before they are voted by attending the Annual Meeting and voting in person or by notifying the Secretary of the Corporation at 8909 Purdue Road, Suite 300, Indianapolis, Indiana, 46268, in writing of such revocation prior to the meeting. A proxy, when properly executed, duly returned and not so revoked, will be voted and, if it contains any specification, will be voted in accordance therewith; provided the proxy is not mutilated or otherwise received in such form or at such time as to render it unvotable. If no choice is specified, the proxy will be voted in accordance with the recommendations of the Board of Directors, as stated on the proxy card and in this Proxy Statement.

        The solicitation will be conducted by mail, except that in a limited number of instances proxies may be solicited by officers, Directors and regular employees of the Corporation personally, by telephone or by facsimile. The Corporation does not presently anticipate payment of any compensation or fees of any nature to anyone for the solicitation of these proxies, except that the Corporation may pay persons holding shares in their name, or of their nominees, for the expense of sending proxies and proxy material to principals. The entire cost of solicitation will be borne by the Corporation.

Outstanding Shares and Voting Rights

        The voting securities of the Corporation consist of 15,352,382 shares of Common Stock issued and outstanding as of March 29, 2002, the record date for the meeting, each of which is entitled to one vote. Only holders of Common Stock of record at the close of business on March 29, 2002 are entitled to notice of and to vote with respect to this solicitation.

        The holders of a majority of the shares of Common Stock issued and outstanding, present in person, or represented by proxy, shall constitute a quorum at the Annual Meeting for the transaction of business. The election of the Director nominees will be determined by the vote of the holders of a plurality of the shares voting on such election. A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present and entitled to vote on such proposal, even though such shares will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present, but not as voting in favor of such proposal. As a result, neither broker non-votes nor abstentions will affect the determination of whether a nominee will be elected.

        At the Annual Meeting, votes will be counted by a representative of Wells Fargo Shareowner Services, the Corporation's independent transfer agent and registrar. Such representative will process the votes cast by the shareholders, will make a report of inspection and count of the votes cast by the shareholders and will certify as to the number of votes cast on each proposal.

Principal Shareholders

        The following table sets forth information regarding beneficial ownership of the Corporation's Common Stock as of February 28, 2002, by each person known by the Corporation to be the beneficial owner of more than five percent of the outstanding shares of the Corporation's Common Stock. Except as otherwise indicated below, the person owns such Common Stock directly with sole investment and sole voting power.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class
Donald E. Brown, M.D. 8909 Purdue Road, Suite 300 Indianapolis, Indiana 46268	8,411,741	(1)	54.6%
John R. Gibbs 8909 Purdue Road, Suite 300 Indianapolis, Indiana 46268	889,571	(2)	5.8%

(1)
Includes 68,750 shares subject to stock options exercisable within 60 days after February 28, 2002.

(2)
Includes 5,125 shares subject to stock options exercisable within 60 days after February 28, 2002.

ELECTION OF DIRECTORS

(ITEM 1 ON PROXY CARD)

        The Board of Directors of the Corporation consists of five Directors divided into three classes, and the term of one class of Directors expires each year. Generally, each Director serves until the annual meeting of shareholders held in the year that is three years after such Director's election and until such Director's successor is elected and has qualified.

        On November 13, 2001, Phillip A. Bounsall and Samuel F. Hulbert, Ph.D. were appointed to the Corporation's Board of Directors to fill the vacancies created following the resignations of Jon Anton, D.Sc. and Michael P. Cullinane from the Board of Directors.

        Two (2) Directors are to be elected at the Annual Meeting, each for a term of three years to expire at the Corporation's Annual Meeting in the year 2005 or until his successor is elected and has qualified.

        The persons named in the accompanying proxy card will vote the shares represented by all executed proxies which are received for the election of the nominees hereinafter named, unless the authority to do so is withheld on the proxy. The nominees are presently serving as Directors of the Corporation.

        Management has no reason to believe that the nominees will refuse to act or be unable to accept election; however, in such event and if any other unforeseen contingency should arise, it is the intention of the persons named in the accompanying proxy card to vote for other nominees selected by the Board of Directors in accordance with their best judgment.

        The following descriptions set forth certain information, as of February 28, 2002, about each Director, including each person's business experience for the past five years, and presents certain information for all present executive officers and Directors as a group. There is no family relationship between any of the Directors or executive officers of the Corporation.

NOMINEES FOR TERM TO EXPIRE IN 2005

        DONALD E. BROWN, M.D.; Director since 1994; Age 46; Indianapolis, Indiana. Dr. Brown is Chairman of the Board, President and Chief Executive Officer of the Corporation and has held such positions since 1994 in the case of President, since 1995 in the case of Chief Executive Officer and since 1998 in the case of Chairman of the Board. Dr. Brown co-founded the Corporation in 1994.

        ROBERT A. COMPTON; Director since 1995; Age 46; Memphis, Tennessee. Mr. Compton is self-employed and is involved with private equity investments in entrepreneurial ventures primarily related to software, telecommunications and education. From 1999 until January 2000, Mr. Compton was President, Neurological Technologies Division of Medtronic, Inc., a manufacturer of image guided surgery systems and medical devices. From 1997 until 1999, Mr. Compton was President and Chief Operating Officer of Sofamor Danek Group, Inc., a medical device manufacturer, which was acquired by Medtronic, Inc. in January 1999. From 1988 until 1997, Mr. Compton served as a general partner of CID Equity Partners, a venture capital firm.

PRESENT TERM EXPIRES IN 2003

        SAMUEL F. HULBERT, Ph.D.; Director since 2001; Age 65; Terre Haute, Indiana. Dr. Hulbert is President of Rose Hulman Institute of Technology, an engineering, science, and math college located in Terre Haute, Indiana. Dr. Hulbert has held such position since 1976.

PRESENT TERM EXPIRES IN 2004

        PHILLIP A. BOUNSALL; Director since 2001; Age 41; Indianapolis, Indiana. Mr. Bounsall is Executive Vice President, Chief Financial Officer and Treasurer of Brightpoint, Inc., a provider of distribution and logistics services to the wireless telecommunications and data industry. From March 1994 until September 1996, Mr. Bounsall was Chief Financial Officer of Walker Information, Inc., a provider of stakeholder measurement and other information services. Prior to March 1994, Mr. Bounsall was a senior manager with Ernst & Young LLP, where he worked for 12 years.

        JOHN R. GIBBS; Director since 1995; Age 51; Indianapolis, Indiana. Mr. Gibbs is Executive Vice President of Administration and Corporate Development and has held such position since 1995. Mr. Gibbs co-founded the Corporation in 1994.

The Board of Directors recommends a vote FOR each nominee listed above.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

        During 2001, five meetings of the Board of Directors were held. For the year, each of the Directors, with the exception of Dr. Anton, during the term of his tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all Committees of the Board of Directors on which each such Director served. The Corporation has no standing nominating committee, but does have the following three standing committees:

Audit Committee

        The Audit Committee recommends the appointment of independent auditors for the Corporation to the full Board of Directors, reviews the scope and results of the audit engagement, approves the fees for the auditors, establishes and monitors the financial policies and control procedures of the Corporation, monitors the provision of non-audit services by the auditors and reviews all potential conflict of interest situations. See "Independent Auditors" and "Certain Transactions." See also the Audit Committee Charter attached as Appendix A to this Proxy Statement. The Audit Committee held five meetings during 2001. The current members of the Audit Committee are: Phillip A. Bounsall (Chairman), Robert A. Compton and Dr. Samuel F. Hulbert.

Compensation and Stock Option Committee

        The Compensation and Stock Option Committee (the "Compensation Committee") reviews, determines and establishes the salaries, bonuses and other compensation of the Corporation's executive officers and administers the Corporation's stock option plans in which executive officers and other key employees participate. The Compensation Committee held five meetings during 2001. The current members of the Compensation Committee are: Phillip A. Bounsall, Robert A. Compton (Chairman) and Dr. Samuel F. Hulbert.

Executive Committee

        The Executive Committee has the authority to act on most matters concerning management of the Corporation during intervals between meetings of the Board of Directors. The Executive Committee did not meet during 2001. The members of the Executive Committee are: Donald E. Brown, M.D. (Chairman), Robert A. Compton and John R. Gibbs.

SECURITY OWNERSHIP OF MANAGEMENT

        Set forth below is a tabulation indicating as of February 28, 2002, the shares of the Corporation's Common Stock beneficially owned by each Director and nominee, each of the Named Executive Officers, and the current Directors and executive officers of the Corporation as a group. Except as otherwise indicated below, each individual owns such Common Stock directly with sole investment and sole voting power.

Name of Beneficial Owner	Principal Position	Number of Shares Beneficially Owned(1)		Percent of Class
Donald E. Brown, M.D.	Chairman of the Board, President and Chief Executive Officer	8,411,741	(2)	54.6%
John R. Gibbs	Executive Vice President of Administration and Corporate Development, and Director	889,571	(3)	5.8%
Jeremiah J. Fleming	Executive Vice President of Sales, The Americas and Europe, Middle East and Africa	127,066	(4)	*
Keith A. Midkiff	Chief Financial Officer, Corporate Secretary, and Treasurer	49,625	(5)	*
Michael E. Ford	Vice President of Operations, Europe, Middle East and Africa	14,949	(6)	*
Michael J. Tavlin(7)	Former Senior Vice President, Chief Financial Officer, Corporate Secretary, and Treasurer	50,281	(8)	*
Douglas T. Shinsato(9)	Former Vice President of Operations, Asia/Pacific	45,200	(10)	*
Phillip A. Bounsall	Director	—		—
Robert A. Compton	Director	54,743	(11)	*
Samuel F. Hulbert, Ph.D.	Director	—		—
All Current Directors and Executive Officers as a Group (9 persons)		9,547,695	(12)	61.4%

*
Less than one percent.
(1)
Number of shares of Common Stock owned, directly or indirectly, as of February 28, 2002. This information has been furnished by each Director or officer. Also includes all stock options which are exercisable within 60 days of February 28, 2002.
(2)
Includes 68,750 shares subject to stock options exercisable within 60 days after February 28, 2002.
(3)
Includes 5,125 shares subject to stock options exercisable within 60 days after February 28, 2002.
(4)
Includes 80,314 shares subject to stock options exercisable within 60 days after February 28, 2002.
(5)
Includes 25,125 shares subject to stock options exercisable within 60 days after February 28, 2002.
(6)
Includes 12,900 shares subject to stock options exercisable within 60 days after February 28, 2002.
(7)
Mr. Tavlin resigned from the Corporation in October 2001.
(8)
Includes 44,531 shares subject to stock options exercisable within 60 days after February 28, 2002. Excludes 50 shares held by Mr. Tavlin's spouse. Mr. Tavlin disclaims beneficial ownership of such shares.
(9)
Mr. Shinsato resigned from the Corporation in September 2001.
(10)
Includes 200 shares owned by Mr. Shinsato's children. Excludes 2,500 shares held by Mr. Shinsato's spouse. Mr. Shinsato disclaims beneficial ownership of such shares.
(11)
Includes 10,000 shares subject to stock options exercisable within 60 days after February 28, 2002. Also, includes 32,500 shares held by a grantor retained annuity trust of which Mr. Compton is the trustee.
(12)
Includes 202,214 shares subject to stock options exercisable within 60 days after February 28, 2002.

EXECUTIVE COMPENSATION

        The Summary Compensation Table appearing below shows the compensation for the past three years to the Corporation's Chief Executive Officer and to each of the Corporation's four other most highly compensated executive officers, based on salary and bonus earned during 2001 and two other executive officers who left the Corporation prior to December 31, 2001 (the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

Long Term Compensation
	Annual Compensation								Awards
Name and Principal Position	Year	Salary		Bonus(1)		Other Annual Compensation			Securities Underlying Options(2)
Donald E. Brown, M.D. Chairman, President and Chief Executive Officer	2001 2000 1999	$ $ $	250,000 200,000 150,000	$ $ $	80,000 100,000 —	$ $ $	— — —		100,000 — —
John R. Gibbs Executive Vice President of Administration and Corporate Development	2001 2000 1999	$ $ $	135,000 125,000 100,000	$ $ $	7,500 12,587 —	$ $ $	— — —		4,500 — 7,500
Jeremiah J. Fleming Executive Vice President of Sales, The Americas and Europe, Middle East, and Africa	2001 2000 1999	$ $ $	200,000 185,000 175,000	$ $ $	109,600 127,057 158,568	$ $ $	10,607 — —	(3)	135,250 11,250 —
Keith A. Midkiff Chief Financial Officer, Corporate Secretary and Treasurer(4)	2001 2000 1999	$ $ $	115,000 100,000 90,000	$ $ $	21,000 12,000 —	$ $ $	— — —		19,000 3,000 10,500
Michael E. Ford Vice President of Operations, Europe Middle East, and Africa	2001 2000 1999	$ $ $	133,436 130,000 110,000	$ $ $	29,977 101,863 166,596	$ $ $	12,949 — 32,057	(5) (6)	— 5,000 —
Michael J. Tavlin Former Senior Vice President and Chief Financial Officer(7)	2001 2000 1999	$ $ $	145,509 150,000 78,594	$ $ $	15,000 60,000 20,000	$ $ $	39,596 — 13,062	(6) (6)	10,875 13,125 82,500
Douglas T. Shinsato Former Vice President of Operations, Asia/Pacific(8)	2001 2000 1999	$ $ $	144,003 160,000 150,000	$ $ $	33,463 75,446 75,876	$ $ $	63,000 84,000 84,000	(5) (5) (5)	— — —

(1)
Reflects bonus earned during the specified year, which bonuses at times have been paid in the following year.
(2)
Consists of options to acquire shares of the Corporation's Common Stock. The Corporation has never granted stock appreciation rights or restricted stock.
(3)
Reflects relocation expenses and housing allowance.
(4)
Mr. Midkiff became Interim Chief Financial Officer upon Mr. Tavlin's resignation in October 2001 and then became Chief Financial Officer in January 2002.
(5)
Reflects housing allowance.
(6)
Reflects relocation expenses.
(7)
Mr. Tavlin joined the Corporation in June 1999 and resigned from the Corporation in October 2001.
(8)
Mr. Shinsato resigned from the Corporation in September 2001.

STOCK OPTION PLANS

        On August 14, 1995, the Board of Directors and the then sole shareholder adopted, and on November 11, 1997 and July 12, 1999, the Board of Directors amended, the Corporation's 1995 Incentive Stock Option Plan. Under the 1995 Incentive Stock Option Plan, the Corporation had authority to award incentive stock options for up to 3,750,000 shares of the Corporation's Common Stock to the Corporation's employees, including officers. Upon shareholder approval of the Corporation's 1999 Stock Option and Incentive Plan on April 16, 1999, the Board of Directors determined that no new options would be granted under the 1995 Incentive Stock Option Plan.

        On August 14, 1995, the Board of Directors and the then sole shareholder adopted the Corporation's 1995 Nonstatutory Stock Option Incentive Plan (the "1995 Nonstatutory Plan"). Under the 1995 Nonstatutory Plan, the Corporation had authority to award stock options for up to 375,000 shares of the Corporation's Common Stock to the Corporation's employees, Directors and consultants. Upon shareholder approval of the Corporation's 1999 Stock Option and Incentive Plan and the Outside Directors Stock Option Plan on April 16, 1999, the Board of Directors determined not to issue any further options under the 1995 Nonstatutory Plan.

        On April 14, 1999, the Board of Directors adopted, and on April 16, 1999, the shareholders approved, the 1999 Stock Option and Incentive Plan (the "1999 Stock Option Plan"). On February 22, 2000, the Board of Directors adopted amendments to the 1999 Stock Option Plan and on May 16, 2000, the shareholders approved the 1999 Stock Option Plan, as amended. Under the 1999 Stock Option Plan, the Corporation may award stock options and shares of restricted stock to the Corporation's officers, key employees, consultants and other individuals as determined by the Compensation Committee. The aggregate number of shares of Common Stock that may be awarded under the 1999 Stock Option Plan is 3,750,000, subject to adjustment in specified events. No individual participant may receive awards for more than 250,000 shares in any calendar year. Stock options granted under the 1999 Stock Option Plan may be either options intended to qualify for federal income tax purposes as "incentive stock options" or options not qualifying for favorable tax treatment ("nonqualified stock options").

        For a description of the Outside Directors Stock Option Plan, see "Compensation of Directors."

OPTION GRANTS IN FISCAL 2001

        The following table sets forth further information regarding individual grants of options for the Corporation's Common Stock during 2001 to each of the Named Executive Officers. This presentation is intended to disclose the potential value that would accrue to the optionee if the option were exercised the day before it would otherwise expire and if the per share value had appreciated at the compounded annual rate indicated in each column. The assumed rates of appreciation of 5% and 10% are prescribed by the rules of the Securities and Exchange Commission regarding disclosure of executive compensation. The assumed annual rates of appreciation are not intended to forecast possible future appreciation, if any, with respect to the price of the Corporation's Common Stock. Actual gains, if any, on option exercises are dependent on the future performance of the Corporation's Common Stock and overall market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

Option Grants In Fiscal 2001

	Individual Grants(1)							Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Number of Securities Underlying Options Granted
% of Total Options Granted to Employees in Fiscal Year
Name					Exercise or Base Price (per share)		Expiration Date
								5%		10%
Donald E. Brown, M.D.	5,000 5,000 90,000	(2) (3) (4)	0.3 0.3 4.8	% % %	$ $ $	14.38 8.70 5.99	4/2/2011 7/26/2011 12/26/2011	$ $ $	33,978 62,378 1,366,707	$ $ $	96,693 125,093 2,495,579
John R. Gibbs	2,500 2,000	(2) (3)	0.1 0.1	% %	$ $	14.38 8.70	4/2/2011 7/26/2011	$ $	16,989 24,951	$ $	48,347 50,037
Jeremiah J. Fleming	10,250 80,000 45,000	(5) (6) (4)	0.5 4.3 2.4	% % %	$ $ $	22.25 13.00 5.99	1/2/2011 3/21/2011 12/26/2011	$ $ $	143,427 654,050 169,519	$ $ $	363,473 1,657,492 429,593
Keith A. Midkiff	1,000 2,500 2,500 13,000	(7) (2) (3) (4)	0.1 0.1 0.1 0.7	% % % %	$ $ $ $	22.13 14.38 8.70 5.99	1/5/2011 4/2/2011 7/26/2011 12/26/2011	$ $ $ $	13,917 22,609 13,678 48,972	$ $ $ $	35,270 57,295 34,664 124,105
Michael E. Ford	—		0.0%		$				$—		$—
Michael J. Tavlin	1,875 4,000 5,000	(7) (2) (3)	0.1 0.2 0.3	% % %	$ $ $	22.13 14.38 8.70	1/5/2011 4/2/2011 7/26/2011	$ $ $	26,095 36,174 27,357	$ $ $	66,130 91,672 69,328
Douglas T. Shinsato	—		0.0%			$—	—	$		$

(1)
Stock options to purchase the Corporation's Common Stock, granted at 100% of the fair market value of the Common Stock on the date of grant. The option is exercisable at the rate of 25% per year beginning on the one year anniversary of grant date.

(2)
Grant date of April 2, 2001.

(3)
Grant date of July 26, 2001.

(4)
Grant date of December 26, 2001.

(5)
Grant date of January 2, 2001.

(6)
Grant date of March 21, 2001.

(7)
Grant date of January 5, 2001.

OPTION EXERCISES IN FISCAL 2001 AND FISCAL 2001 YEAR-END OPTION VALUES

        The following table sets forth information concerning the exercise of stock options by each of the Named Executive Officers during the 2001 fiscal year, the number of unexercised options existing at the end of the year 2001 for each of the Named Executive Officers and the 2001 year-end value of unexercised options.

				Number of Securities Underlying Unexercised Options at December 31, 2001
						Value of Unexercised In-the-Money Options at December 31, 2001(1)
Name	Shares Acquired on Exercise	Value Realized
				Exercisable	Unexercisable	Exercisable	Unexercisable
Donald E. Brown, M.D.	—	$—		67,500	100,000	$266,625	$86,400
John R. Gibbs	—	$—		3,000	9,000	$—	$—
Jeremiah J. Fleming	—	$—		34,313	172,937	$194,175	$223,687
Keith A. Midkiff	—	$—		15,900	36,100	$56,290	$65,215
Michael E. Ford	7,600	$53,688	(2)	11,650	21,750	$41,080	$83,900
Michael J. Tavlin	—	$—		44,531	—	$—	$—
Douglas T. Shinsato	15,000	$162,500	(2)	—	—	$—	$—

(1)
The closing price for the Corporation's Common Stock as reported by The Nasdaq Stock Market on December 31, 2001 was $6.95. The value is calculated on the basis of the difference between the option exercise price and $6.95, multiplied by the number of "In-the-Money" shares of Common Stock underlying the option.

(2)
The value is calculated based on the difference between the closing market price of the Common Stock on the date of exercise and the option exercise price, multiplied by the number of shares to which the exercise relates.

COMPENSATION OF DIRECTORS

        Full-time officers of the Corporation or its subsidiaries do not receive additional compensation for serving as members of the Boards of Directors of the Corporation or its subsidiaries. No additional compensation is paid if a full-time officer serves on any committee of such Boards of Directors.

        Except for grants of stock options, non-employees serving as members of the Corporation's Board of Directors do not receive cash payments in connection with membership on the Board of Directors or in connection with the attendance at any Board or Board Committee meeting. Directors are entitled to reimbursement of expenses incurred in connection with attendance at such meetings.

        Non-employees serving as members of the Corporation's Board of Directors are eligible to receive automatic stock option grants under the Corporation's Outside Directors Stock Option Plan (the "Directors Option Plan"), which was adopted by the Board of Directors on April 14, 1999 and by the shareholders on April 16, 1999. As of March 31, 2002, there were three non-employee Board members eligible to participate in the Directors Option Plan: Phillip A. Bounsall, Robert A. Compton and Samuel F. Hulbert, Ph.D. Under the Directors Option Plan, options may be granted to the non-employee members of the Board to purchase up to 150,000 shares of Common Stock, subject to adjustment in certain events. Pursuant to the Directors Option Plan, each non-employee Director is automatically granted an option to purchase 5,000 shares of Common Stock on June 1 of each year beginning June 1, 2000. The option exercise price per share is the fair market value of one share of Common Stock on the date of the grant. Each option becomes exercisable six months following the date of grant and expires ten years following the date of grant. Subject to some exceptions, options granted under the Directors Option Plan may be exercised by the holder only if the holder has been in continuous service on the Board of Directors at all times since the date of the grant of the option.

        Upon the appointment to the Board of Directors of Phillip A. Bounsall and Samuel F. Hulbert on November 13, 2001, the Board of Directors granted to each of them an option to purchase 5,000 shares of Common Stock outside of the Directors Option Plan. The exercise price for these options was equal to the fair market value of the Common Stock on the date of grant ($4.25 per share). These options become exercisable six months after the date of grant.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

        On January 2, 1995, the Corporation entered into a Consulting and Employment Agreement with John R. Gibbs, which was amended on May 14, 1999. The agreement provides that Mr. Gibbs will receive an annual salary of $60,000, which the Corporation may increase at its discretion. Mr. Gibbs' annual salary has since been increased; see "Summary Compensation Table." The agreement also contains non-competition, non-solicitation and non-disclosure provisions, which are in effect during the term of the agreement. The non-disclosure provisions in Mr. Gibbs' agreement continue indefinitely after his termination of employment. The non-compete provisions continue for a period of 12 months after his termination of employment for any reason, as do the non-solicitation provisions, unless he is terminated by the Corporation without cause. If his employment is terminated by the Corporation without cause, or in specified circumstances following a change of control, Mr. Gibbs will receive severance pay equal to 12 months' salary.

        On March 1, 1997, the Corporation entered into an Employment Agreement with Jeremiah J. Fleming, which was amended on May 14, 1999. The agreement provides that Mr. Fleming will receive an annual salary of $125,000, which the Corporation may increase or decrease at its discretion with notice. Mr. Fleming's annual salary has since been increased; see "Summary Compensation Table." The agreement also contains non-competition, non-solicitation and non-disclosure provisions, which are in effect during the term of the agreement. The non-disclosure provisions in Mr. Fleming's agreement continue indefinitely after termination of his employment. The non-compete provisions continue for a period of 12 months after termination, as do the non-solicitation provisions, unless he is terminated by the Corporation without cause. If his employment is terminated by the Corporation without cause, or in specified circumstances following a change of control, Mr. Fleming will receive severance pay equal to one year's total compensation.

        On February 10, 1997, the Corporation entered into an Employment Agreement with Keith A. Midkiff. The agreement provides Mr. Midkiff will receive an annual salary of $75,000, which the Corporation may increase or decrease at its discretion with notice. Mr. Midkiff's annual salary has since been increased; see "Summary Compensation Table." If his employment is terminated by the Corporation without cause, Mr. Midkiff will receive severance pay equal to one month's salary. The agreement also contains non-competition and non-solicitation provisions, which are in effect during the term of the agreement and for a period of eighteen months following his termination for any reason. Mr. Midkiff's agreement also contains non-disclosure provisions that continue indefinitely after termination of his employment.

        On June 30, 1997, the Corporation entered into an Employment Agreement with Michael E. Ford. The agreement provides that Mr. Ford will receive an annual salary of $85,000, which the Corporation may increase or decrease at its discretion with notice. Mr. Ford's annual salary has since been increased; see "Summary Compensation Table." The agreement also contains non-competition and non-solicitation provisions, which are in effect during the term of the agreement and for a period of 18 months following his termination for any reason, and non-disclosure provisions. If his employment is terminated by the Corporation for any reason other than for cause, Mr. Ford will receive severance pay equal to one month's salary.

        On June 1, 1999, the Corporation entered into an Employment Agreement with Michael J. Tavlin, which was amended on that same date. The agreement provides that Mr. Tavlin was to receive an annual salary of $140,000, which the Corporation could increase or decrease at its discretion with notice. Mr. Tavlin's salary was increased; see "Summary Compensation Table." The agreement also contains non-competition, non-solicitation and non-disclosure provisions, which are in effect during the term of the agreement. The non-disclosure provisions in Mr. Tavlin's agreement continue indefinitely after termination of his employment. The non-compete and non-solicitation provisions continue for a period of 18 months after termination. If his employment had been terminated by the Corporation without cause, Mr. Tavlin would have received severance pay equal to one month's salary. If Mr. Tavlin had been terminated without cause after a change in control, his salary and medical benefits would have continued for one year after termination. In October 2001, Mr. Tavlin resigned from the Corporation.

        On May 1, 1998, the Corporation entered into an Employment Agreement with Douglas T. Shinsato. The agreement provides that Mr. Shinsato was to receive an annual salary of $150,000, which the Corporation could increase or decrease at its discretion with notice. Mr. Shinsato's annual salary was increased; see "Summary Compensation Table." The agreement also contains non-competition and non-solicitation provisions, which are in effect during the term of the agreement and for a period of 18 months following his termination for any reason, and non-disclosure provisions. If his employment was terminated by the Corporation for any reason other than for cause, Mr. Shinsato would have received severance pay equal to one month's salary. In September 2001, Mr. Shinsato resigned from the Corporation.

        On March 15, 2000, each of the Employment Agreements described above was amended to provide that any severance payments to the employee will be grossed up in an amount sufficient to cover any excise tax imposed upon such payment pursuant to Section 4999 of the Code.

        The Corporation does not have employment or non-competition agreements with any other Named Executive Officers.

        The 1995 Incentive Stock Option Plan, the 1995 Nonstatutory Plan and the 1999 Stock Option Plan provide for the vesting of certain outstanding awards in the event of specified changes in control of the Corporation.

COMPENSATION AND STOCK OPTION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

        Report of the Compensation Committee.    The following is the Report of the Compensation Committee of the Board of Directors describing the compensation policies and rationale applicable to the Corporation's executive officers with respect to compensation paid to such executive officers for the year ended December 31, 2001.

        Purpose of the Compensation Committee.    The Compensation Committee of the Board of Directors has the exclusive authority to establish the level of base salary payable to the Chief Executive Officer and other executive officers of the Corporation and to administer the Corporation's 1995 Incentive Stock Option Plan, the 1995 Nonstatutory Plan and the 1999 Stock Option and Incentive Plan under which grants have been and may be made to such officers and other key employees. In addition, the Compensation Committee has the responsibility for approving the individual bonus programs to be in effect for the Chief Executive Officer and other executive officers and certain key employees each fiscal year. The Compensation Committee is comprised entirely of non-employee Directors who have never served as officers or employees of the Corporation.

        For the 2001 fiscal year, the process utilized in determining executive officer compensation levels was based on the Compensation Committee's subjective judgment. Among the factors considered were the recommendations of the Chief Executive Officer and Chief Financial Officerwith respect to the compensation of the Corporation's executive officers. However, the Compensation Committee made the final compensation decisions concerning such officers.

        General Compensation Policy.    The Corporation's fundamental policy is to compensate executive officers in a manner that will attract and retain the services of an outstanding management team and provide meaningful incentives to motivate superior performance by key employees based on increasing shareholder value and individual performance against defined objectives. It is the Corporation's objective to have compensation be highly competitive with comparable talent at comparable public software companies. Compensation should include a meaningful equity participation in the Corporation, which strengthens the mutuality of interests between the executive officers and shareholders. Each executive officer's compensation package will generally be comprised of three elements: (i) base salary, (ii) annual incentive compensation, and (iii) long term stock-based incentive compensation.

        Base Salary.    The base salary for each executive officer is set on the basis of personal performance and a review of comparable positions at comparable public software companies.

        Annual Incentive Compensation.    Each year the Compensation Committee will establish a set of objectives for each executive officer, some based on Corporation performance such as revenue growth and loss or earnings per share and some based on achievement of individual objectives. At the end of the fiscal year, the Compensation Committee will evaluate the objectives to determine whether the specified objectives were met and determine whether any extraordinary accomplishments should be considered in determining a bonus award.

        Long Term Incentive Compensation.    During fiscal 2001, the Compensation Committee, in its discretion, made 269,625 option grants to executive officers under the 1999 Stock Option Plan. The size of each grant was set at a level that the Compensation Committee deemed appropriate to create a meaningful opportunity for stock ownership based on the individual's potential for increasing long-term shareholder value, the individual's current position with the Corporation, option grants awarded to individuals in comparable positions at comparable public software companies, and the number of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors varied from individual to individual at the discretion of the Compensation Committee.

        The stock option grants are designed and intended to align the interests of the executive officer with those of the shareholders and provide each individual with a significant incentive to manage the Corporation from the perspective of an owner with an equity stake in the business. Each grant allows the executive officer to acquire shares of the Corporation's Common Stock at a fixed price per share (the market value on the grant date) over a specified period of time. The option generally vests in periodic installments over a four year period, contingent on the executive officer's continued employment with the Corporation. Accordingly, the option will provide the opportunity for a return to the executive officer only if he or she remains in the Corporation's employ, and then only if the market price of the Corporation's Common Stock appreciates over the option term.

        Chief Executive Officer Compensation.    The compensation for Donald E. Brown, M.D., President and Chief Executive Officer, reported for 2001 reflects the application of the policies described above. Dr. Brown is eligible to participate in other employee benefit plans available to other executive officers during 2001, which the Compensation Committee believes are competitive, including the 401(k) Savings and Stock Ownership Plan and life and health insurance programs.

        Internal Revenue Code Section 162(m).    Section 162(m) of the Code eliminates, subject to certain exceptions, the deductibility of executive compensation to the extent that any executive's compensation for any year exceeds $1 million. Exceptions to amounts included in executive compensation for purposes of Section 162(m) involve various types of performance-based compensation. As noted above, it is the Compensation Committee's policy to base a substantial amount of executive compensation on the

Corporation's performance. Currently, the cash compensation levels for the Corporation's executive officers fall significantly below $1 million. In the event that in the future the annual remuneration of any executive of the Corporation approaches $1 million, the Compensation Committee will consider the various alternatives to preserving the deductibility of compensation payments to the extent reasonably practicable and consistent with its compensation objectives.

        Members of the Compensation and Stock Option Committee in 2001 were:

    Phillip A. Bounsall (November - December)
    Robert A. Compton (January - December)
    Samuel F. Hulbert, Ph.D. (November - December)
    Jon Anton, D. Sc. (January - November)
    Michael P. Cullinane (January - November)

COMPENSATION AND STOCK OPTION COMMITTEE
INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee of the Corporation's Board of Directors was formed in 1999, and the members of the Compensation Committee during 2001 were Phillip A. Bounsall (November - December), Robert A. Compton (January - December), Samuel F. Hulbert, Ph.D. (November - December), Michael P. Cullinane (January - November), and Jon Anton, D. Sc. (January - November). None of the members of the Compensation Committee were at any time during 2001 or at any other time an officer or employee of the Corporation. In addition, other than Mr. Compton, none of the members of the Compensation Committee are involved in a relationship requiring disclosure as an interlocking executive officer or Director or under Item 404 of Regulation S-K. See "Certain Transactions." No executive officer of the Corporation serves as a member of the Compensation Committee.

PERFORMANCE GRAPH

        The following graph compares the cumulative total return to shareholders of the Corporation's Common Stock for the period from September 23, 1999, the date of the Corporation's initial public offering, through December 31, 2001 with the cumulative total return over such period of (i) the Standard & Poor's 500 Stock Index (the "S&P 500 Index") and (ii) the JP Morgan H&Q Computer Software Index (formerly known as the Hambrecht & Quist Computer Software Index). The graph assumes an investment of $100 on September 23, 1999 in each of the Corporation's Common Stock (at the initial public offering price), the S&P 500 Index and the JP Morgan H&Q Computer Software Index (and the reinvestment of all dividends). The performance shown is not necessarily indicative of future performance.

        The comparisons shown in the graph below are based on historical data and the Corporation cautions that the stock price performance shown in the graph below is not indicative of, and is not intended to forecast, the potential future performance of the Corporation's Common Stock. Information used in the graph was obtained from Research Data Group, a source believed to be reliable, but the Corporation is not responsible for any errors or omissions in such information.

COMPARISON OF CUMULATIVE TOTAL RETURN*
AMONG INTERACTIVE INTELLIGENCE, INC., THE S&P 500 INDEX
AND THE JP MORGAN H&Q COMPUTER SOFTWARE INDEX

	Cumulative Total Return*
	September 23, 1999	December 31, 1999	December 31, 2000	December 31, 2001
INTERACTIVE INTELLIGENCE, INC.	100.00	204.81	185.58	53.46
S & P 500 INDEX	100.00	111.73	101.56	89.49
JP MORGAN H&Q COMPUTER SOFTWARE INDEX	100.00	199.09	148.85	97.39

*
Total return based on $100 initial investment and reinvestment of dividends.

        Notwithstanding anything to the contrary set forth in any of the Corporation's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate this Proxy Statement or future filings made by the Corporation under those statutes, the Compensation Committee Report, Stock Performance Graph, and Audit Committee Report are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Corporation under those statutes.

AUDIT COMMITTEE REPORT

        The Audit Committee of the Corporation's Board of Directors is composed of three "independent directors" as that term is defined by the listing standards of the National Association of Securities Dealers, Inc. The Audit Committee operates under a written charter adopted by the Board of Directors which is attached hereto as Appendix A.

        The Audit Committee oversees the Corporation's financial reporting process on behalf of the Board of Directors. The Corporation's management is responsible for the Corporation's financial statements and reporting process, including the system of internal controls, and has represented to the Audit Committee that the Corporation's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The independent auditors are responsible for performing an independent audit of the Corporation's financial statements and expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

        In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements with the Corporation's management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from the Corporation and its management, including the matters in the written disclosures and letter which were received by the Audit Committee from the independent auditors as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

        Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

Audit Committee
Phillip A. Bounsall, Chairman
Robert A. Compton
Samuel F. Hulbert, Ph. D.

INDEPENDENT AUDITORS

Relationship With Independent Auditors

        The Board of Directors of the Corporation, on the recommendation of the Audit Committee, has reappointed Ernst & Young LLP as the Corporation's independent auditors for the calendar year ending December 31, 2002. This accounting firm has audited the financial statements of the Corporation continuously since calendar year 1995. Representatives of Ernst & Young LLP will be present at the Annual Meeting of Shareholders, will have the opportunity to make any statements they desire and may respond to appropriate questions.

Audit Fees

        The aggregate fees billed by the Corporation's independent auditors for professional services rendered in connection with the audit of the Corporation's consolidated financial statements included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2001, as well as for the review of the Corporation's financial statements included in the Corporation's Quarterly Reports on Form 10-Q during the year ended December 31, 2001, was $114,000.

Financial Information Systems Design and Implementation Fees

        The Corporation's independent accountants did not render any services related to financial information systems design and implementation during the fiscal year ended December 31, 2001.

All Other Fees

        The Corporation was billed a total of $67,580 for all other services, including tax and various advisory services, rendered by its independent accountants during the fiscal year ended December 31, 2001.

        The Audit Committee believes that Ernst & Young LLP's provision of non-audit services is compatible with maintaining such firm's independence.

CERTAIN TRANSACTIONS

Telemarketing Services

        Dr. Brown is a Director and 25% stockholder of Intelligent Response, Inc., a telemarketing company, and Dr. Brown's brother is the president of that company. In 2001, Intelligent Response provided the Corporation with telemarketing and fulfillment services in support of the Corporation's marketing efforts. The Corporation paid Intelligent Response approximately $198,000 in 2001 for these services. The Corporation believes that the amounts paid to Intelligent Response were no greater than amounts that it would have paid to unrelated third parties for similar services. The Corporation does not intend to continue to use Intelligent Response to provide telemarketing and fulfillment services.

Guarantees of the Corporation's Obligations

        Dr. Brown has also personally guaranteed one of the Corporation's office leases.

Relationship with Interactive Portal

        During most of 2001, the Corporation held a 19% interest in Interactive Portal, Inc. ("Interactive Portal"), an application service provider, which offers a wide variety of subscription based, enhanced communications and application services. In October 2001, the Corporation acquired the remaining 81% ownership of Interactive Portal, not owned by the Corporation from Dr. Brown—71% and Mr. Compton—10%. Dr. Brown and Mr. Compton were also Directors and Dr. Brown was the President of Interactive Portal. In addition, Dr. Brown's sister was an officer of Interactive Portal. The purchase price was based on the net book value of Interactive Portal. The Corporation issued an aggregate of 99,136 shares of its common stock at $5.00 per share to Dr. Brown (86,893 shares) and Mr. Compton (12,243 shares) as payment of the purchase price. Dr. Brown and Mr. Compton are also entitled to royalties (aggregating 5%) for a period of three years on software license fees for the Corporation's Service Interaction Center™ and Communité™ products, which utilize portions of software developed by Interactive Portal. The Corporation believes the purchase price and the royalty arrangements were no less favorable to the Corporation than would have been obtained from unrelated third parties. In 2001 the Corporation paid Interactive Portal approximately $55,000 for various expenses. The Corporation believes that the amounts paid to Interactive Portal were no greater than amounts that it would have paid to unrelated third parties for similar services.

Relationship with NoInk Communications Ltd.

        In 2001, the Corporation entered into a software development agreement and a service contract with NoInk Communications Ltd., a wireless communications software company. NoInk Communications Ltd.'s majority shareholder is Mr. Compton, and Dr. Brown is a 10% shareholder of NoInk Communications Ltd. In 2001, the Corporation paid NoInk Communications Ltd. approximately $100,000 for development work and wireless communication expenses. In 2001, the Corporation received a software order from NoInk Communications Ltd. for approximately $17,000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Pursuant to Section 16(a) of the Exchange Act, the Corporation's executive officers, Directors and holders of more than ten percent of the Corporation's outstanding shares ("Insiders") file reports (on prescribed forms) of their beneficial ownership of the Corporation's stock with the Securities and Exchange Commission and furnish copies of such forms to the Corporation. Based solely on a review of the copies of such forms furnished to the Corporation, or written representations that no Form 5 was required to be filed, the Corporation believes that, during its fiscal year commencing January 1, 2001, and ending December 31, 2001, all Forms 3, 4 and 5 required by Section 16(a) to be filed by Insiders were filed on a timely basis, with the exception of Michael E. Ford who failed to timely file a Form 4 reporting sales of common stock in August 2001.

OTHER BUSINESS AT THE ANNUAL MEETING OF SHAREHOLDERS

        The Board of Directors is not aware of any business which properly may be presented for action at the meeting other than the matters set forth in the Notice of Annual Meeting. Should any other matter requiring a vote of the shareholders properly arise, the enclosed proxy gives discretionary authority to the persons named in the proxy to vote on such matters in accordance with their best judgment.

DATE OF RECEIPT OF SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

        All shareholder proposals intended for inclusion in the Corporation's 2003 proxy materials for presentation at the Corporation's 2003 Annual Meeting of Shareholders must be received by the Corporation (Attn: Corporate Secretary) at the principal executive offices of the Corporation not later than December 11, 2002. In addition, the Corporation's By-Laws establish procedures for shareholder nominations for election of Directors and bringing business before the Annual Meeting of the Corporation's shareholders. Among other requirements, to bring business before the 2003 Annual Meeting or to nominate a person for election as a Director, a shareholder must give written notice to the Secretary of the Corporation not less than 90 days nor more than 120 days prior to May 21, 2003. However in the event the 2003 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from May 21, 2003, the written notice must be delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The notice must contain certain information concerning the proposed business or the nominee and the shareholder making the proposal. Any shareholder interested in making a nomination or proposal should request a copy of the applicable By-Law provisions from the Secretary of the Corporation.

By order of the Board of Directors, Interactive Intelligence, Inc.

Keith A. Midkiff Corporate Secretary
Indianapolis, Indiana April 10, 2002

APPENDIX A

INTERACTIVE INTELLIGENCE, INC.
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

One committee of the Board of Directors is the Audit Committee. Only independent directors may serve on the Audit Committee.

        The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities. The Audit Committee will review (a) financial information to be provided to shareholders and filed with the Securities and Exchange Commission, (b) the systems of internal controls established by management and the Board of Directors and (c) audit processes.

GENERAL RESPONSIBILITIES

1.
The Audit Committee will provide an open avenue of communication between the independent accountant and the Board of Directors.

2.
The Audit Committee will report all committee actions to the Board of Directors and may make appropriate recommendations.

3.
The Audit Committee has the power to conduct or authorize investigations into matters within the committee's scope of responsibilities. The committee is authorized to retain independent legal counsel, accountants or others it needs to assist in an investigation.

4.
The Audit Committee will meet at least four times each year; more frequently if circumstances make that preferable. The Audit Committee chairman has the authority to call a committee meeting whenever he or she thinks there is a need. The committee may ask members of management or others to attend a meeting and is authorized to receive all pertinent information from management.

5.
The Audit Committee will do whatever else the law, the company's articles of incorporation or bylaws or the Board of Directors requires.

MEMBERSHIP

        The Audit Committee shall be comprised of three directors appointed by the Board, each of whom shall be an "independent director" within the meaning of the rules of the Nasdaq Stock Market applicable to National Market issuers. "Independent director" also means a person other than an officer or employee of the company or any other individual having a relationship which would, in the opinion of the company's Board of Directors, interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

  (a)
  a director who is employed by the company or any affiliate of the company for the current year or any of the past three years;

  (b)
  a director who accepts any compensation from the company or any affiliate in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

  (c)
  a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the company or any affiliate as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home;

A-1

  (d)
  a director who is a partner in, or a controlling shareholder or an executive officer, of, any for-profit business organization to which the company made, or from which the business organization received, payments (other than those arising solely from investments in the corporation's securities) that exceed 5% of the company's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; and

  (e)
  a director who is employed as an executive of another entity where any of the company's executives serve on that entity's compensation committee.

        All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the company or an outside consultant.

RESPONSIBILITIES FOR ENGAGING INDEPENDENT ACCOUNTANT

1.
The Audit Committee will recommend the selection of the independent accountant and the fees to be paid to the independent accountant. The committee's recommendation is subject to approval by the Board of Directors. The Audit Committee may also recommend dismissal of the independent accountant by the Board of Directors.

2.
The Audit Committee will seek confirmation of the independence of the independent accountant, including a review of management consulting services provided by the independent accountant and the fees paid for those services.

3.
The Audit Committee will consider, in consultation with the independent accountant, the audit scope and procedural plans made by the independent accountant.

4.
The Audit Committee will listen to management and the independent accountant if either think there might be a need to engage additional independent accountants. The Audit Committee will decide whether to engage an additional independent accountant and, if so, which one.

RESPONSIBILITIES FOR REVIEWING THE ANNUAL EXTERNAL AUDIT AND QUARTERLY AND ANNUAL FINANCIAL STATEMENTS

1.
The Audit Committee will require the independent accountant to be available to the Board of Directors at least annually and that it provide the committee with a timely analysis of significant financial reporting issues.

2.
The Audit Committee will require the independent accountant to be available to review, with the committee, the company's interim financial reports prior to the release of quarterly earnings and all quarterly reports containing financial information prior to the filing with the SEC.

3.
The Audit Committee will ask management and the independent accountant about significant risks and exposures and will assess management's steps to minimize them.

4.
The Audit Committee will regularly review the following with the independent accountant:

(a)
The adequacy of the company's internal controls including computerized information system controls and security.

(b)
Any significant findings and recommendations made by the independent accountant, together with management's responses to them.

A-2

5.
Shortly after the annual examination is completed, the audit committee will review the following with management and the independent accountant:

(a)
The company's annual financial statements and related footnotes.

(b)
The independent accountant's audit of and report on those financial statements.

(c)
The independent accountant's qualitative judgments about the quality and appropriateness, not just the acceptability, of accounting principles and financial disclosures and how aggressive (or conservative) the accounting principles and underlying estimates are.

(d)
Any serious difficulties or disputes with management encountered during the course of the audit.

(e)
Anything else about the audit procedures or findings that GAAS requires the independent accountants to discuss with the committee.

6.
The Audit Committee will consider and review the following with management:

(a)
Any significant findings during the year and management's responses to those findings.

(b)
Any difficulties the independent accountant encountered while conducting the audit, including any restrictions on the scope of their work or access to required information.

7.
The Audit Committee will review annual filings with the SEC and other published documents containing the company's financial statements with management and will consider whether the information in the filings is consistent with the information in the financial statements.

8.
The Audit Committee will review interim financial reports with management.

PERIODIC RESPONSIBILITIES

1.
Review and update the committee's charter annually.

2.
Review legal and regulatory matters, including loss contingencies, that may have a material effect on the company's financial statements, compliance policies and programs and reports from regulators and, if appropriate, consult with counsel to the company concerning such matters.

3.
Meet with the independent accountant and management in separate executive sessions to discuss all matters the committee or these groups believe should be discussed privately with the Audit Committee.

Reviewed and Revised February 5, 2002

INTERACTIVE INTELLIGENCE, INC.

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, May 21, 2002
4:00 p.m. local time

EMBASSY SUITES NORTH
3912 Vincennes Road
Indianapolis, IN 46268

Interactive Intelligence, Inc. 8909 Purdue Road, Suite 300, Indianapolis, IN 46268	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 21, 2002.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted 'FOR' all nominees listed under Item 1.

By signing the proxy, you revoke all prior proxies and appoint Donald E. Brown, M.D. and John R. Gibbs, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions

There are three ways to vote your Proxy	Company # Control #

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-240-6326 — QUICK *** EASY *** IMMEDIATE

•
Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:00 a.m. (CT) on May 20, 2002.

•
You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.

•
Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/inin/ — QUICK *** EASY *** IMMEDIATE

•
Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 20, 2002.

•
You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Interactive Intelligence, Inc., c/o Shareowner Services™, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card.

Please detach here

The Board of Directors Recommends a Vote FOR All Nominees Listed under Item 1.

1.	Election of Directors:	01 Donald E. Brown, M.D. 02 Robert A. Compton	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To transact any other business which may be properly brought before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐	Date:
Indicate changes below:

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

QuickLinks

Principal Shareholders
ELECTION OF DIRECTORS (ITEM 1 ON PROXY CARD)
NOMINEES FOR TERM TO EXPIRE IN 2005
PRESENT TERM EXPIRES IN 2003
PRESENT TERM EXPIRES IN 2004
BOARD OF DIRECTORS AND COMMITTEE MEETINGS
SECURITY OWNERSHIP OF MANAGEMENT
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
STOCK OPTION PLANS
OPTION GRANTS IN FISCAL 2001
OPTION EXERCISES IN FISCAL 2001 AND FISCAL 2001 YEAR-END OPTION VALUES
COMPENSATION OF DIRECTORS
EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS
COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PERFORMANCE GRAPH
AUDIT COMMITTEE REPORT
INDEPENDENT AUDITORS
CERTAIN TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER BUSINESS AT THE ANNUAL MEETING OF SHAREHOLDERS
DATE OF RECEIPT OF SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING
APPENDIX A INTERACTIVE INTELLIGENCE, INC. CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS